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      Exhibit 10.31


                            Travis Morgan Securities
                        18952 MacArthur Blvd., Suite 315
                                Irvine, CA 92612
                        (949) 261-2101 Fax (949) 261-9571

                     FINANCIAL CONSULTING SERVICES AGREEMENT

                  This Financial Consulting Services Agreement (the "Agreement") is entered this 16th day of June, 2000 by and between Travis Morgan Securities, Inc., a Colorado Corporation (the "Consultant") and iBIZ Technology Corp., a Florida Corporation (the "Client") with reference to the following:

                                    recitals

                  A. The Client desires to be assured of the association and services of the Consultant in order to benefit itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters. The Client is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

                  B. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing, for the mutual promises Hereinafter set forth, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Engagement-Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

                           A. Capital sources - debt and equity, Institutions, Banking methods and systems, and other financial transactions.

                           B. Capital structures, Mergers and Acquisition advisory, reorganizations, Offerings -private and public, reverse mergers, divestitures, and due diligence studies.

                           C. Corporate financing to establish and/or increase manufacturing capabilities to expand the markets for its products.

                           D. Broker/dealer and Institutional corporate relations for Client.

                           E. Periodic reporting as to the developments concerning the industry, public securities market, and general financial markets as they relate or may be of interest or concern to the client and/or the client's business.

                           F. Corporate promotion & marketing advisory, Investor relations.
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                  It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

                  2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for one year unless cancelled by either party. Either party may cancel this Agreement upon thirty (30) days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation. The Client shall honor the compensation agreements for two (2) years after the termination of this agreement).

                  3. Compensation and Fees. As consideration for Consultant entering into this Agreement, Client shall pay Consultant the following:

                           A. Certificates representing an aggregate of One hundred fifty thousand (150,000) shares of common stock, $ 0.01 par value, of iBIZ technology (the "Shares") payable on the date hereof and due within 60 days of the signing of this agreement. The Shares, when issued to Consultant, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

                           B. Consultant will be granted the first right of refusal to participate in any subsequent Mergers or Acquisitions, Private Offerings, Registrations, Initial Public Offering, or Secondary Offering.

                           C. Client shall, at its' sole discretion, establish a five thousand dollar ($5,000) monthly consulting fee 90 days prior to any additional Merger or Acquisition. In addition to said fees, a 5% transaction fee will be paid to the Consultant for assistance in any Merger or Acquisition transaction.

                  The engagement fee shall be satisfied by issuing certificates of iBIZ Technology (iBIZ) representing the aggregate of 150,000 shares of free trading non-encumbered common stock (the "shares"). The Certificates for the shares should be issued as follows:

                           75,000 Travis Morgan Securities
                           37,500 Kirojoba Inc
                           37,500 Jack Naventi

An option shall be granted from the client to the consultant, for free trading stock with respect to the following quantities and strike prices. The term of the option shall be one year from the contract date. The option is executable after reaching the execution price for 10 days.

50,000 shares                         $1.50 exercise price                $3.00 execution price
50,000 shares                         $2.00 exercise price                $4.00 execution price
50,000 shares                         $2.50 exercise price                $5.00 execution price

                  4. Exclusivity, Performance, Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client, obtained during its engagement by the Client, shall not be directly or indirectly disclosed without the prior expressed written consent of the Client. Unless or until such information is otherwise known to the public generally or is not otherwise secret and confidential.

                  5. Independent Contractor. In its performance hereunder, Consultant and its Agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work and shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

                  6. Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.
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                  IN WITNESS HEREOF, the parties have entered into this
Agreement on this 16th day of June, 2000. The signature by an officer of each party duly empowered to sign and execute this agreement is on the accompanying page.

"Client Company"

Signature:
                 ---------------------------

Print:           Jim Ratliff

Title            Officer

Company:         iBIZ Technology Corp.

Address:         1919 W. Cactus Loan Road
                 Phoenix, AZ 85027

"Consultant"

Signature:
                 ---------------------------

Print:           Barry Migliorini

Title:           Vice President, Investment Banking

 Travis Morgan Securities
 18952 MacArthur Blvd #315
 Irvine, Ca 91612

Delivery Instructions:            DTC
                                  Sterne, Agee and Leach, Inc.
                                  Birmingham, AL
                                  DTC # 0750
                                  FBO:  Travis Morgan Securities
                                  Account # 1045 6954